As filed with the Securities and Exchange Commission on July 29, 2008
Registration No. 333-151652

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
BLACKBOARD INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2081178
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

650 Massachusetts Avenue, N.W.
6th Floor	20001
Washington, DC	(Zip Code)
(Address of Principal Executive Offices)
Amended and Restated 2004 Stock Incentive Plan
(Full Title of the Plan)
Michael L. Chasen
Chief Executive Officer
650 Massachusetts Avenue, N.W.
6th Floor
Washington, DC 20001
(Name and Address of Agent For Service)
(202) 463-4860
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate	Amount of
to be Registered	Registered(1)	Share	Offering Price	Registration Fee
Common Stock, $0.01 par value per share	2,900,000 shares	$37.67 (2)	$109,243,000 (2)	$4,293.25

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on June 10, 2008.
Explanatory Note
     This Post-Effective Amendment No. 1 is being filed solely to add Exhibit 23.3 and re-file Exhibit 23.2.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on this 29th day of July, 2008.

BLACKBOARD INC.
By:	/s/ Michael L. Chasen
Michael L. Chasen
Chief Executive Officer and President

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael L. Chasen Michael L. Chasen	Chief Executive Officer, President and Director (Principal Executive Officer)	July 29, 2008

/s/ Michael J. Beach Michael J. Beach	Chief Financial Officer (Principal Financial Officer)	July 29, 2008

/s/ Jonathan R. Walsh Jonathan R. Walsh	Vice President, Finance and Accounting (Principal Accounting Officer)	July 29, 2008

*	Chairman of the Board of Directors	July 29, 2008

Matthew L. Pittinsky

*	Director	July 29, 2008

Joseph L. Cowan

*	Director	July 29, 2008

Frank R. Gatti

*	Director	July 29, 2008

Thomas Kalinske

*	Director	July 29, 2008

Beth Kaplan

*	Director	July 29, 2008

E. Rogers Novak, Jr.

*	Director	July 29, 2008

William Raduchel

*By:	/s/ Michael J. Beach
Michael J. Beach, Attorney-in-Fact

INDEX TO EXHIBITS

Number		Description

4.1	(1)	Fourth Restated Certificate of Incorporation of the Registrant

4.2	(1)	Amended and Restated By-Laws of the Registrant

5.1	(2)	Opinion of Matthew H. Small, counsel to the Registrant

23.1	(2)	Consent of Matthew H. Small (included in Exhibit 5.1)

23.2		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3		Consent of Ernst & Young LLP, Independent Auditors

24.1	(2)	Power of attorney

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-113332) and incorporated herein by reference.

(2)	Previously filed.